EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (Reg. No. 333-170870) on Form S-3 of our report dated March 16, 2010 (November 9, 2010 as to the effects of retrospective adjustments associated with the application of ASC paragraph 805-10-25-13), related to the financial statements of StoneMor Partners L.P., which report expresses an unqualified opinion and includes an explanatory paragraph regarding retrospective adjustments related to the adoption of ASC 810-10-65-1 and application of ASC 805-10-25-13, and our report dated March 16, 2010 related to the effectiveness of StoneMor Partners L.P.’s internal control over financial reporting, appearing in the Current Report on Form 8-K of StoneMor Partners L.P. dated November 9, 2010, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, PA

December 9, 2010